SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
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      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              INSILICON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                   [LOGO] (TM)

                              inSilicon Corporation
                             411 East Plumeria Drive
                               San Jose, CA 95134

                                                               December 28, 2000

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of inSilicon Corporation to be held on Monday, February 5, 2001 at 10:00 AM at 411 East Plumeria Drive, San Jose, CA 95134. This is our first meeting of stockholders following our separation from Phoenix Technologies Ltd. and the initial public offering of our shares.

      The actions expected to be taken at the Annual meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of the Company's Annual Report on Form 10-K for fiscal year 2000. The Form 10-K includes important information on the Company's operations, markets and products, as well as the Company's audited financial statements.

      We encourage you to read the attached information thoroughly, and to participate in the affairs of the Company by joining us at our upcoming Annual Meeting. However, whether or not you plan to attend the meeting, please sign and return your proxy in the enclosed envelope as soon as possible. We appreciate your participation, and look forward to seeing you at our first Annual Meeting.

                                        Sincerely,


                                        /s/ Wayne C. Cantwell

                                        Wayne C. Cantwell
                                        President and Chief Executive Officer
                              inSilicon Corporation
                             411 East Plumeria Drive
                               San Jose, CA 95134

                                                               December 28, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      inSilicon Corporation will hold its Annual Meeting of Stockholders at 10:00 AM on Monday, February 5, 2001 at 411 East Plumeria Drive, San Jose, CA 95134.

At this meeting we will ask you:

      o to elect one director, E. Thomas Hart, to serve until the 2004 Annual Meeting of Stockholders;

      o to ratify the appointment of Ernst & Young LLP as independent public accountants for the Company for fiscal year 2001; and

      o to transact any other business that properly comes before the meeting.

      Your Board of Directors has selected December 27, 2000 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 411 East Plumeria Drive, San Jose, CA 95134, for ten days before the meeting.

      This Proxy Statement, a proxy card and the 2000 Annual Report to Stockholders are being distributed on or about January 5, 2001, to those entitled to vote. All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

                                   By Order of the Board of Directors


                                   /s/ Joseph E. Hustein

                                   JOSEPH E. HUSTEIN
                                   Vice President, General Counsel and Secretary

                               GENERAL INFORMATION

Q:    Who is soliciting my proxy?

A: The Board of Directors of inSilicon Corporation is sending you this Proxy Statement in connection with our solicitation of proxies for use at inSilicon's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of inSilicon may solicit proxies on our behalf by mail, phone, fax or in person.

Q:    Who is paying for this solicitation?

A: inSilicon will pay for the solicitation of proxies. inSilicon also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of inSilicon common stock.

Q:    What am I voting on?

A: The election of E. Thomas Hart to the Board of Directors and the appointment of Ernst & Young LLP as independent public accountants to the Company for the current fiscal year, along with any other matters to be presented at the meeting.

Q:    Who can vote?

A: Only those who owned inSilicon common stock at the close of business on December 27, 2000, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:    How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person - by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominee for director and appointment of independent public accountants.

Q:    What constitutes a quorum?

A: On the record date, inSilicon had 14,223,371 shares of common stock, $.001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in "street" or "nominee" name when the broker indicates that you have not voted and it lacks discretionary authority to vote your shares (i.e., "broker non-votes").

Q:    What vote is needed to approve the proposals?

A: If a quorum is present, the affirmative vote of the holders of a plurality of the shares present or represented is required to elect the nominee. As a result, if you withhold your authority to vote for the nominee, your vote will not count for or against the nominee, nor will a broker "non-vote" affect the outcome of the election. Ratification of the selection of the independent public accountants requires the affirmative vote of the holders of a majority of the shares present or represented at the meeting. An abstention or a broker non-vote is the same as a vote against the proposal.

Q:    Can I vote on other matters?

A:    inSilicon's by-laws limit the business conducted at any annual meeting to
      (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our San Jose headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

      We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act").

Q:    When are stockholder proposals due for the 2002 Annual Meeting?

A: To be considered for presentation in the proxy statement for inSilicon's 2002 Annual Meeting of Stockholders, a stockholder proposal must be received at inSilicon's offices no later than September 7, 2001.

Q:    How do I nominate someone to be an inSilicon director?

A: A stockholder may recommend nominees for director notifying our Secretary in writing (at our San Jose headquarters) not less than 60 nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of inSilicon common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and to serve, if elected.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTOR

      inSilicon's Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect one individual, E. Thomas Hart, to serve as a director until the 2004 Annual Meeting. Mr. Hart is now a member of the Board of Directors.

      The individuals named as proxyholders will vote your proxy for the election of Mr. Hart unless you direct them to withhold your votes. If Mr. Hart becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

      We recommend a vote FOR the nominee.

                                 PROPOSAL NO. 2

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has engaged Ernst & Young LLP as its principal independent public accountants to perform the audit of the Company's financial statements for fiscal year 2001. Ernst & Young LLP has audited the Company's financial statements for fiscal year 2000, our first year as a stand-alone public company. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

      We recommend a vote FOR the ratification.

      Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending with the 2004 Annual Meeting

     E. Thomas Hart                   Age 58, a director since February 2000.
                                      President and Chief Executive Officer of
                                      QuickLogic since 1994; from 1992 to 1994,
                                      Vice President and General Manager of the
                                      Advanced Networks Division at National
                                      Semiconductor (a semi-conductor
                                      manufacturing company); from 1986 to 1992, private consultant with Hart Weston
                                      International (technology-based management consulting firm).

Directors Continuing in Office Until the 2002 Annual Meeting

     Wayne C. Cantwell                Age 35, a Director since November 1999.
                                      Our President and Chief Executive Officer since November 1999; from 1999 to 2000,
                                      Senior Vice President and General Manager of the

                                      Semiconductor IP Division of Phoenix
                                      Technologies Ltd.; from 1998 to 1999, Vice
                                      President and General Manager, Worldwide
                                      Field Operations at Phoenix; from March
                                      1998 to October 1998, Vice President and
                                      General Manager, North American Operations at Phoenix; from 1997 to 1998, Vice President, Asia/America Operations at Phoenix; from 1996 to 1997, General Manager, Asia Operations at Phoenix; from 1991 to 1996; and various sales, sales management and general management roles with Phoenix; prior to that, various roles in sales and engineering at Intel and NEC Technologies.

     Raymond J. Farnham               Age 53, a Director since February 2000;
                                      since 1998, Director of hi/fn (a designer and developer of semiconductor devices and software); from 1998 to 2000, Chairman of the Board of Directors, President and Chief Executive Officer of hi/fn; from 1996 to 1998, Executive Vice President of
                                      Integrated Device Technology (a supplier of microprocessor, logic and memory integrated circuits); from 1995 to 1996, an independent consultant; from 1994 to 1995, President and Chief Executive
                                      Officer of OPTi (a fabless semiconductor company); from 1991 to 1993, President of the Communication and Computing Group of National Semiconductor Corp.

Directors Continuing in Office Until the 2003 Annual Meeting

     John R. Harding                  Age 45, a Director since February 2000;
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer of The Dorset
                                      Group (a venture management and investment firm) since January 2000; from 1997 to 1999, Chief Executive Officer and Director of Cadence Design Systems (a provider of software and services for electronic design); from May 1997 to October 1997, served as Cadence's Senior Vice President of the Strategic Business Group; from 1994 to 1997, President and Chief Executive
                                      Officer of Cooper & Chyan Technology, Inc.
                                      (an electronic design automation software tool company); from 1992 to 1994, Executive Vice President of Zycad
                                      Corporation (an electronic design
                                      automation company). Also Chairman of the Board of Directors of SafeCorp.com (an information security consulting company) and director of Zland.com (a provider of internet-based applications for businesses).

     Albert E. Sisto                  Age 50, a Director since November 1999 and
                                      Chairman of our Board of Directors since
                                      December 1999; Phoenix's Chief Executive
                                      Officer since June 1999; from 1997 to
                                      1999, Chief Operating Officer of RSA Data
                                      Security (a subsidiary of Security
                                      Dynamics Technologies, providing
                                      encryption
                                      technology); from 1994 to 1997, Chairman, President and Chief Executive Officer of
                                      Documagix (a software developer of
                                      document imaging software). Also, a
                                      Director of Insignia Solutions, plc.,
                                      hi/fn, Inc., efax.com, Inc. and Tekgraf, Inc.

Committees of the Board of Directors; Meetings

      During the fiscal year ended September 30, 2000, the Board held seven meetings. Each of the directors attended at least 75% of the meetings. The Board has an Audit Committee, a Compensation Committee and an Option Grant Committee. The Board has adopted a written Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Audit Committee

      o Recommends outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

      o Reviews audit results and annual and interim financial statements and discusses the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

      o Discusses with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements);

      o Ensures the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

      o Oversees the adequacy and effectiveness of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls; and

      o Oversees the Company's procedures for preparing published annual statements and management commentaries.

      The current members of the Audit Committee are Raymond J. Farnham, John R. Harding and E. Thomas Hart, three independent directors. The Audit Committee met two times in fiscal year 2000.

Compensation Committee

o Reviews annually and approves the Company's stated compensation strategy and determines the individual elements of total compensation for the Chief Executive Officer and for the other executive officers and key management, and communicates in the annual Compensation Committee Report to stockholders the specific relationship of corporate performance to executive compensation;

o Approves, for submission to stockholders where appropriate, all new equity-related incentive plans, and administers the Company's long-term incentive programs in a manner consistent with the terms of the plans;

o Fixes the terms and awards of stock and other compensation elements for members of the Board in accordance with the rules in effect under Section 16 of the Securities Exchange Act of 1934;

o Delegates to a committee of at least one director the power to grant equity-based awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 and who are not "covered individuals" under Section 162(m) of the IRS Code; and

o Reviews the Company's salary increase budget and employee benefits programs and approves changes, subject where appropriate, to stockholder or Board approval.

      The current members of the Compensation Committee are Raymond J. Farnham, John R. Harding and E. Thomas Hart, three independent directors. The Compensation Committee met one time in fiscal year 2000.

Option Grant Committee

o Grants equity-based awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 and who are not "covered individuals" under Section 162(m) of the IRS Code.

      The Option Grant Committee currently includes only Wayne C. Cantwell. The Stock Option Committee did not formally meet in fiscal year 2000 but took action seven times by unanimous written consent.

Independent Public Accountants

      Ernst and Young was the principal accountant for the fiscal year ended September 30, 2000, and has been selected for the current fiscal year. A representative from Ernst & Young is expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

      This table shows as of November 30, 2000: (1) the beneficial owner of more than 5% of the common stock and the number of shares it beneficially owned; and
(2) the number of shares each director, each executive officer named in the Summary Compensation Table on page 11 and all directors and executive officers as a group beneficially owned, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. Unless otherwise indicated, the address of each of the named individuals is c/o inSilicon Corporation, 411 East Plumeria Drive, San Jose, California, 95134.

                                                          Amount and Nature of
                                                    Common Stock Beneficially Owned
                                                   -----------------------------------
                                                    Number of Shares        Percent of
                                                   Beneficially Owned (1)     Class
                                                   ----------------------   ----------
Stockholder

Phoenix Technologies Ltd. (2)                         10,450,000              73.7%
411 East Plumeria Drive
San Jose, CA 95134

Directors and Other Named Executive Officers:
     Wayne C. Cantwell (3)                               249,076               1.8%
     Barry O. Hoberman (4)                               134,342               1.0%
     William E. Meyer (5)                                 99,477                 *
     Robert C. Nalesnik (6)                               42,840                 *
     Anand C. Naidu (7)                                   33,490                 *
     Raymond J. Farnham (8)                                8,000                 *
     John R. Harding (9)                                   5,750                 *
     Alfred E. Sisto (10)                                  5,000                 *
     E. Thomas Hart (11)                                   5,000                 *
     All inSilicon directors and executive
       officers as a group (13 persons) (12)             659,974               4.6%

----------
*     Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The Percent of Class is calculated based on 14,188,624 shares outstanding as of November 30, 2000.

(2) Includes 50,000 shares subject to warrants exercisable within 60 days of November 30, 2000.

(3) Includes 174,190 shares subject to options exercisable within 60 days of November 30, 2000.

(4) Includes 134,342 shares subject to options exercisable within 60 days of November 30, 2000.

(5) Includes 59,387 shares subject to options exercisable within 60 days of November 30, 2000.

(6) Includes 21,120 shares subject to options exercisable within 60 days of November 30, 2000.

(7) Includes 31,250 shares subject to options exercisable within 60 days of November 30, 2000.

(8) Includes 5,000 shares subject to options exercisable within 60 days of November 30, 2000, and 3,000 shares as to which Mr. Farnham shares ownership with his wife, including all voting and investment powers.

(9) Includes 3,750 shares subject to options exercisable within 60 days of November 30, 2000, and 2,000 shares directly owned by Harding Partners. Mr. Harding is a general partner of Harding Partners.

(10) Includes 5,000 shares subject to options exercisable within 60 days of November 30, 2000.

(11) Includes 5,000 shares subject to options exercisable within 60 days of November 30, 2000.

(12) Includes 510,444 shares subject to options exercisable within 60 days of November 30, 2000 held by all executive officers and directors of the company.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Raymond J. Farnham, John
R. Harding and E. Thomas Hart. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2000. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of inSilicon's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and inSilicon must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, inSilicon believes all persons subject to reporting filed the required reports on time in fiscal year 2000, except each of the executive officers and directors (Allan Strong, Matthew Raggett and each of the Directors and Named Executive Officers) did not timely file a report on Form 5 with respect to his ownership position as of September 30, 2000.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

      Compensation. During fiscal year 2000, a director who was not an officer or employee of inSilicon or any of its affiliates received $1,000 per board meeting and $500 per committee meeting. Directors who are employees of inSilicon or any of its affiliates received no compensation for their services as directors.

      During fiscal year 2000, we paid to directors a total of $13,500 in fees. We also reimbursed the directors for their out-of-pocket expenses in attending Board and committee meetings. The Board met seven times in fiscal year 2000. Each director attended at least 75% of the total Board and applicable committee meetings.

      Stock Options. The 2000 Stock Plan provides for grants to each non-employee director of options to purchase 20,000 shares of our common stock upon appointment as a director, and additional annual grants of 7,500 shares of our common stock annually thereafter. Members of the audit and compensation committees also receive grants of an additional 5,000 shares upon appointment to each committee. These options vest quarterly over a period of four years at the rate of 6.25% per quarter.

Compensation of the Named Executive Officers

Summary Compensation Table

      The following table summarizes the compensation of inSilicon's Chief Executive Officer and the other four most highly compensated executive officers based on employment with inSilicon whose aggregate compensation exceeded $100,000 during the year ended September 30, 2000. We refer to these individuals as the "named executive officers" elsewhere in this Proxy Statement.

                                                                          Long-Term
                                                                         Compensation
                                                                            Awards
                                                                         ----------
                                                   Annual Compensation    Securities
                                                 -----------------------  Underlying       All Other
              Name and                           Salary (1)    Bonus (1)  Options (2)   Compensation (3)
         Principal Position            Year         ($)          ($)          (#)             ($)
--------------------------------       ----      ---------     --------     -------      -------------
Wayne C. Cantwell.....                 2000      $ 200,000     $100,625     205,009         $ 3,000
   President and Chief                 1999        199,166       94,262      66,000           1,000
   Executive Officer

Barry A. Hoberman.....                 2000        173,250       53,759      30,220           3,000
   Executive Vice President and        1999        169,125       32,918      25,996           1,000
   Chief Technical Officer

William E. Meyer......                 2000        166,188       71,974      60,000           3,000
   Executive Vice President and        1999        141,667       30,060      75,000           1,000
   Chief Financial Officer

Anand C. Naidu........                 2000        160,000       39,056      50,520           3,000
   Vice President                      1999        132,275       17,272      40,000           1,000

Robert G. Nalesnik....                 2000        160,000       38,022      10,000          61,000 (4)
  Vice President                       1999        140,400       19,658      40,000          59,000 (4)

(1) 1999 amounts represent salary and bonus paid by Phoenix to the named executive officers for their services to Phoenix while employed at Phoenix.

(2) 1999 amounts represent options to purchase Phoenix common stock granted by Phoenix. The named executive officers have exchanged these Phoenix options for options to purchase inSilicon common stock at a ratio of 1.862 shares of inSilicon common stock for each share of Phoenix common stock, except for Mr. Naidu and Mr. Nalesnik, each of whom did not exchange their options with respect to 2,500 shares of Phoenix common stock.

(3) Consists of company contributions to the individual's 401(k) savings account.

(4) Includes $58,000 paid in October 1999 and 2000 for two of three annual installments of a $174,000 retention bonus.

Option/SAR Grants in Last Fiscal Year

      The following table provides summary information regarding options to purchase inSilicon common stock that were granted by inSilicon to the named executive officers during the fiscal year ended September 30, 2000.

                                     Individual Grants
                       -------------------------------------------------
                                      Percent of
                         Number of         Total
                        Securities  Options/SARs                             Potential Realizable Value at
                        Underlying    Granted to   Exercise                  Assumed Annual Rate of
                          Options/  Employees in  Price Per   Expiration     Stock Price Appreciation For
Name                   Granted (1)   Fiscal Year      Share         Date     Option Term (2)
--------------------   -----------  ------------  ---------   ----------     ----------------------------
                                                                                  5%            10%
                                                                             ----------     ----------
Wayne C. Cantwell         205,009(3)       13.1%      $7.36     12/21/09     $1,383,037     $3,096,007
Barry A. Hoberman          30,220           1.9%       7.36     12/21/09        203,871        456,377
William E. Meyer           60,000           3.8%       7.36     12/21/09        404,774        906,109
Anand C. Naidu             50,520           3.2%       7.36     12/21/09         40,819        762,943
Robert G. Nalesnik         10,000           0.6%       7.36     12/21/09         67,462        151,018

(1) In the fiscal year 2000, inSilicon granted options to purchase an aggregate of 1,737,505 shares of inSilicon's common stock. Unless otherwise stated, options to purchase shares vest quarterly at the rate of 6.25% per quarter. Options have a term of ten years but may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(2) 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. The potential realizable values are calculated by assuming the Exercise Price shown on the table, that the common stock appreciates at the indicated rate and sold on the last day of the option term at the appreciated price.

(3) 22,500 of these shares were subject to an accelerated vesting schedule, based upon Mr. Cantwell's achievement of certain quarterly management-related goals, all of which had vested as of November 30, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

      The following table provides summary information regarding options to purchase inSilicon common stock that were exercised by the named executive officers during the fiscal year ended September 30, 2000 and the number and value of unexercised in the money inSilicon options held by the named executive officers at September 30, 2000.

                                                   Number of Securities           Value of Unexercised
                                                  Underlying Unexercised              In-the-Money
                                                      Options/SARs at            Options/SARs at Fiscal
                           Shares                Fiscal Year-End (#) (1) (2)          Year-End ($) (3)
                      Acquired on         Value  --------------------------    -----------------------------
Name                 Exercise (#)  Realized ($)  Exercisable  Unexercisable    Exercisable    Unexercisable
----                 ------------  ------------  -----------  -------------    -----------    -------------
Wayne C. Cantwell         73,109    $  273,854       141,307        260,582     $1,237,422       $2,101,042
Barry A. Hoberman             --            --       123,495         71,505        682,069          645,173
William E. Meyer          37,822       119,851        48,933        142,687        401,235        1,196,820
Anand C. Naidu                --            --        18,783        101,562        146,695          806,951
Robert G. Nalesnik        19,480       164,440        11,185         88,120         92,445          843,468

(1) These options were granted on various dates during fiscal years 1991 through 2000 and generally vest quarterly at the rate of 6.25% per quarter.

(2)   Stock option exercise prices ranged from $6.17 - $20.37 per share.

(3) The amounts in this column reflect the difference between the closing market price of inSilicon's common stock on September 30, 2000, which was $14.50, and the option exercise price.

Severance Agreements

      We have entered into severance agreements with certain of our officers, including all of our named executive officers other than Mr. Naidu. The severance agreements provide for initial levels of base compensation, bonus, and benefits. The base levels of compensation are as follows: Mr. Cantwell, $200,000; Mr. Hoberman, $173,250; Mr. Meyer, $173,250; and Mr. Nalesnik,
$160,000. The agreements also provide for the continued payment of salary for 12 months (in the case of Mr. Cantwell, Mr. Hoberman and Mr. Meyer) and six months (in the case of the other officers) with continued option vesting during such period, and prorated portion of the executive's target bonus if the executive's employment is terminated for reasons other than for cause or constructive termination. Mr. Cantwell's and Mr. Meyer's agreements also provide for the full vesting of all unvested options within 90 days of a change in control. Benefits provided under the severance agreements include participation in an executive bonus plan and company-paid post-termination health insurance.

                           RELATED PARTY TRANSACTIONS

Transactions with Phoenix Technologies Ltd.

      For purposes of governing certain ongoing relationships between inSilicon and Phoenix at and after the separation date, inSilicon and Phoenix have entered into various agreements. This description summarizes the material terms of these agreements.

Contribution Agreement

      The Contribution Agreement generally identified the assets Phoenix transferred to us and the liabilities we assumed from Phoenix in the separation. The net book value of the assets transferred and the liabilities assumed under this agreement was approximately $14.5 million. In general, the assets that were transferred and the liabilities that were assumed were included on the consolidated balance sheet as of September 30, 1999, after adjustments for certain assets and liabilities were retained by Phoenix, and for activity that occurred up to the separation date.

Initial Public Offering Agreement

      The Initial Public Offering Agreement governs the relationship between us and Phoenix following our initial public offering. Both Phoenix and inSilicon have agreed to exchange information unless the information is confidential and the sharing would be commercially detrimental to us. So long as Phoenix is required to consolidate our results of operations and financial position, we have agreed to: (1) not change independent accounting firms without Phoenix's consent, which shall not be unreasonably withheld, (2) mutual sharing of all relevant information to enable Phoenix and inSilicon to prepare its financial statements and (3) notify each other of any change in accounting principles.

      Both parties have agreed not to directly recruit employees of the other party until November 30, 2000 and each of Phoenix and inSilicon has agreed not to engage in any business conducted by the other as of November 30, 1999 for a period ending at the earliest of (a) November 30, 2004, (b) the date Phoenix no longer owns at least 10% of our outstanding voting securities and (c) the date the other ceases to engage in that business.

      So long as it retains ownership of at least 50% of our outstanding voting securities, Phoenix has agreed not to purchase more than 2% of our then-outstanding shares of common stock on the open market during any 12-month period.

      In general, we have agreed to indemnify Phoenix and its affiliates, agents, successors and assigns from all liabilities arising from our business, liabilities or contracts and any breach by us of any contract between the parties. Phoenix has agreed to indemnify us and our affiliates, agents, successors and assigns from all liabilities arising from Phoenix's business other than the business transferred to us and any breach by Phoenix of any contract between Phoenix and us.

      The agreement also contains provisions governing our insurance coverage after the separation date. Phoenix will generally act as insurance administrator and claims administrator for Phoenix insurance policies under which we are or have been insured; provided, however, no settlements involving us shall be made without our consent and all awards regarding us shall be promptly paid to us. We fund a pro rata portion of the Phoenix insurance costs under the Services and Cost-Sharing Agreement (discussed below) and are entitled to receive the proceeds, if any from insured claims under these policies and applicable prior policies, after the applicable deductible or retention.

Services and Cost-Sharing Agreement

      We have also entered into a Services and Cost-Sharing Agreement with Phoenix. This agreement covers various services that Phoenix provides and the method by which certain costs will be shared by the companies. The services include data processing, telecommunications, information technology support, accounting, financial management, tax preparation, payroll, stockholder and public relations, legal, human resources administration, procurement, real estate management and other administrative functions. The shared costs include the costs of the office space we occupy at Phoenix's headquarters and insurance premiums.

      The amount we pay for services and shared costs is generally equal to the aggregate cost to Phoenix and inSilicon of the services and costs multiplied by a percentage representing the number of our employees to the total number of Phoenix and inSilicon employees. The Services and Cost-Sharing Agreement had an initial term that extended to June 30, 2000 for all services other than accounting and an initial term that extended to September 30, 2000 with respect to accounting services. The Services and Cost-Sharing Agreement has been renewed on a month-to-month basis. Phoenix can terminate after those dates on 30 days' written notice. Through September 30, 2000, Phoenix has allocated to the Company total costs of $3.3 million under this Services and Cost Sharing Agreement.

Employee Matters Agreement

      We have entered into an Employee Matters Agreement with Phoenix to allocate assets, liabilities and responsibilities relating to current and former United States employees of inSilicon Corporation and their participation in the benefit plans, including stock plans, that Phoenix sponsored and maintained at the time of separation. United States employees provided services to inSilicon as employees of Phoenix. After the separation date, such employees remained on the Phoenix payroll and provided services to inSilicon on a seconded basis through December 31, 1999. Certain employees with pending visa applications were being seconded for a longer period.

      All eligible United States inSilicon employees will continue to participate in the Phoenix benefit plans on comparable terms and conditions to those for Phoenix employees until we establish comparable benefit plans for our current and former employees. Once we establish our own comparable benefit plan, we may modify or terminate that plan in accordance with the terms of that plan and our policies. inSilicon benefit plans generally will not provide benefits that overlap benefits under the corresponding Phoenix benefit plan. Each inSilicon benefit plan will provide that all service, compensation and other benefit determinations that, as of the offering, were recognized under the corresponding Phoenix benefit plan will be taken into account under that inSilicon benefit plan..

      In addition, persons who provided us services on December 21, 1999 were able to exchange their Phoenix options for inSilicon stock options with the same intrinsic value. The number of shares and the exercise price of Phoenix options that were exchanged for inSilicon options were adjusted using a formula based upon the relative fair market values of the two companies' stock on the date of exchange. Each of the resulting inSilicon options maintains the original vesting provisions and option period.

Tax-Sharing Agreement

      We have entered into a Tax-Sharing Agreement with Phoenix concerning each party's obligations for various tax liabilities. The Tax-Sharing Agreement provides that Phoenix generally will pay all federal, state, local and foreign taxes relating to our business before November 30, 1999. For any taxable period after that date in which we are included in a Phoenix consolidated or combined tax return, the agreement provides that we will make payments to Phoenix based upon the amount of U.S. federal and state income taxes that would have been paid by us had we and each of our subsidiaries filed our own federal and state income tax returns, subject to specific adjustments. Further, if we incur losses on either a federal or state basis that reduce Phoenix's consolidated or combined tax liability, Phoenix will pay us an amount equal to the tax savings generated by our losses.

      Phoenix has agreed to indemnify us for any tax liability allocated to Phoenix under the Tax-Sharing Agreement and we have provided a similar indemnity to Phoenix.

      The Tax-Sharing Agreement further provides for cooperation with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of either party.

Registration Rights Agreement

      The Registration Rights Agreement provides that, at Phoenix's request, we will use our best efforts to register for sale under federal and state securities laws any shares of inSilicon common stock (or any other securities Phoenix receives in exchange for inSilicon common stock) that Phoenix owns, subject to specified limitations. Phoenix also will have the right to include its inSilicon shares in other registrations of our common stock initiated by us. In the first registration in which Phoenix participates after this offering, following waiver or expiration of the lockup, we will be entitled to sell at least 40% of the shares of the total offering if we so desire, and in all registrations thereafter, 50% of the shares provided that if the first following registration involves a total of $50 million or less, we shall be entitled to sell at least 50% of the shares of the total offering.

      So long as Phoenix owns 50% or more of our common stock, Phoenix may request or participate in an unlimited number of registrations. Once it owns less than 50%, Phoenix will be limited to a total of four demand and an unlimited number of "piggyback" registrations, provided that it is not entitled to more than two demand registrations in any 12-month period. Phoenix must request registration of a minimum of $25 million of shares in any demand registration. Subject to specified limitations, Phoenix may assign these registration rights. The Registration Rights Agreement also will require us to indemnify Phoenix, the underwriters and others in connection with these registrations.

      Phoenix will pay its pro rata share (according to the percentage of shares sold for its account) of expenses relating to any registration in which it participates, and Phoenix will pay all of the underwriting discounts and commissions attributable to the shares Phoenix sells.

Technology Distributor Agreement

      We have entered into arrangements with Phoenix to act as our sales representative and distributor of our firmware products in Japan and our full line of products in the rest of Asia. Phoenix will promote the licensing of inSilicon's firmware or other products, as applicable, identify prospective customers, and solicit orders from prospective, as well as current, customers on behalf of inSilicon. The agreement also provides Phoenix a nonexclusive license for our firmware products that will allow it to perform customization, or non-recurring engineering work, to the firmware in accordance with customer specified requirements. Phoenix provides all the customer support obligations in Japan for the firmware and the firmware customization it develops. We pay Phoenix a commission of 20% of the net licensing and/or royalty revenue specified under each license; and 80% of the net revenues for customization and non-recurring engineering work. We believe that the terms of this agreement are no less favorable than we would have obtained from an unaffiliated party. During fiscal year 2000, the Company generated revenue of $752,000 and incurred distribution fees of $798,000 under this Technology Distributor Agreement.

                          COMPENSATION COMMITTEE REPORT

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      The Board of Directors of the Company has delegated to the Compensation Committee of the Board of Directors (the "Committee") the authority to establish and administer the Company's compensation programs. The Committee is comprised of Raymond J. Farnham, John R. Harding and E. Thomas Hart, three independent directors. The Committee is responsible for: (i) determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests; (ii) administering the Company's executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

      inSilicon's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets inSilicon's compensation policies applicable to the executive officers, including the Chief Executive Officer, and evaluates the performance of such officers. The Committee strongly believes that executive compensation should be directly linked to continuous improvements in individual and corporate performance and increases in stockholder value. The programs adopted by the Compensation Committee are designed to:

      o provide a competitive total compensation package that enables inSilicon to attract and retain key executive talent,

      o align all pay programs with inSilicon's annual and long-term business strategies and objectives, and

      o provide variable compensation opportunities that are directly linked to the performance of inSilicon and that link executive reward to stockholder return.

      The Company considers the following key criteria when determining executive compensation:

      o     the Company's financial performance,

      o the individual's performance, including the promotion and the maintenance of the Company's corporate values, and

      o the compensation packages of executive officers in similar positions in companies of comparable size, geographic region or industry.

      The Committee believes that it is in the best interests of stockholders for inSilicon's executive officers (as well as for the members of the Board of Directors and certain other individuals) to emphasize longer-term compensation incentives for executives as it believes that these longer-term incentives help motivate the executives to better achieve inSilicon's corporate performance goals, thereby more directly contributing to stockholder value. These incentives include programs designed to encourage ownership of inSilicon stock.

Components of Executive Compensation

      The Committee intends to provide compensation programs for its executive officers, including the Chief Executive Officer, that are competitive within the industry. The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

      o     Base Salary

      o     Incentive Bonuses

      o     Long-Term Incentives

      Base Salary. The Committee, together with the Board of Directors, subjectively evaluates the experience and level of performance of each executive officer and reviews relevant market data in order to determine appropriate base pay levels.

      Incentive Bonuses. During fiscal year 2000, the executive officers of inSilicon were eligible for quarterly and/or annual cash incentive bonuses. The bonus targets for each executive officer were determined based upon the individual's position and experience, and relevant market data. The bonus amounts earned were contingent upon the performance of the individual or the Company as measured by qualitative or quantitative factors. Such quantitative factors included the achievement of defined objectives related to departmental goals, Company revenue and Company earnings per share.

      Long-Term Incentives. The Committee provides inSilicon's executive officers with long-term incentive awards, the most significant of which includes the granting of stock options. The Committee believes that stock options provide inSilicon's executive officers with the opportunity to share in the appreciation of the value of the stock, and that stock options therefore motivate an executive to maximize long-term stockholder value. The options utilize vesting periods in order to encourage key employees to continue to be employed by inSilicon.

      The Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share and the number of shares to be granted. The number of shares granted to each executive officer, including the Chief Executive Officer, is based upon individual or corporate performance as determined by the Committee. The stock options generally vest over a four-year period, although a portion of the vesting of certain grants may be accelerated upon the achievement of measurable performance criteria established as of the date of grant.

Compensation of Chief Executive Officer During Fiscal Year 2000

      Wayne C. Cantwell has served as the Company's President and Chief Executive Officer since November 1999. His base salary for fiscal year 2000 was $200,000, and he was awarded a bonus of $100,625 during the year.

      Compensation for the Chief Executive Officer during fiscal year 2000 was determined using criteria and methodologies similar to that discussed above for executive officers in general. The Compensation Committee reviewed and considered relevant compensation data for Chief Executive Officers of companies of comparable size within the semiconductor and software industries in determining Mr. Cantwell's compensation during fiscal year 2000.

Summary

      The Compensation Committee believes that its executive compensation philosophy and practices serve the best interests of inSilicon and inSilicon's stockholders.

Submitted by: Raymond J. Farnham, Chair
              John R. Harding
              E. Thomas Hart

                             AUDIT COMMITTEE REPORT

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

                   Membership and Role of the Audit Committee

      The Audit Committee consists of the following members of the Company's Board of Directors: Raymond J. Farnham, John R. Harding and E. Thomas Hart. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A.

      The primary function of the Audit Committee is to provide advice with respect to the Corporation's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Corporation's independent accountants; (3) evaluate the Corporation's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

 Review of the Company's Audited Financial Statements for the Fiscal Year ended
                               September 30, 2000

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2000 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC.

Submitted by: John R. Harding, Chair
              Raymond J. Farnham
              E. Thomas Hart

                             STOCK PERFORMANCE GRAPH

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filing.

      This graph below compares the total return on inSilicon Corporation common stock and certain indices from March 23, 2000, the date inSilicon Corporation common stock began trading on the Nasdaq National Market, and the last day of fiscal year 2000. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
        AMONG INSILICON CORPORATION, THE NASDAQ STOCK MARKET (US) INDEX
                      AND THE CHASE H & Q TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

                                 3/22/00        3/00      6/00       9/00
                                -----------------------------------------
INSILICON CORPORATION           $ 100.00    $ 131.78  $ 130.21   $ 120.83
NASDAQ STOCK MARKET (U.S.)        100.00       94.10     81.81      75.30
CHASE H & Q TECHNOLOGY            100.00       90.01     80.84      79.37

* $100 INVESTMENT ON 3/22/OO IN STOCK MARKET OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDED SEPTEMBER 30.

      DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Proposals of stockholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must be received by Joseph Hustein, Vice President and General Counsel, inSilicon Corporation, 411 East Plumeria Drive, San Jose, California 95134, no later than September 7, 2001. If the Company is not notified of a stockholder proposal by November 6, 2001, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

                                  ANNUAL REPORT

      A copy of the Annual Report of the Company for the fiscal year ended September 30, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                    FORM 10-K

      The Company filed an Annual Report on Form 10-K with the SEC. Stockholders may obtain a copy of this report, without charge, by writing to Joseph Hustein, Vice

President and General Counsel, inSilicon Corporation, 411 East Plumeria Drive, San Jose, California 95134.

                                  OTHER MATTERS

      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                        By Order of the Board of Directors,


                                        /s/ Joseph E. Hustein

                                        JOSEPH E. HUSTEIN
                                        Vice President, General Counsel
                                        and Secretary

December 28, 2000
San Jose, California

                                   APPENDIX A

                              INSILICON CORPORATION

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

Purpose

      The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of inSilicon Corporation (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. It fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

Charter Review

      The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Company will publicly file this charter (as then constituted).

Membership

      The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

      Each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

      The responsibilities of the Audit Committee include:

      1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

      2. Reviewing the plan for the audit and related services at least annually;

      3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

      4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

      5. Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;

      6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

      7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

      8. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

      9. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

      10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

      11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;

      12.   Overseeing the effectiveness of the internal audit function;

      13. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

      14. Ensuring that the Company make any appropriate certifications required by the NASD.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

      Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the

Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

      The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

Reports

      The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

                                      PROXY

                              INSILICON CORPORATION

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 5, 2001

                  (See Proxy Statement for discussion of items)

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of INSILICON CORPORATION and hereby appoints WAYNE C. CANTWELL and WILLIAM E. MEYER, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of INSILICON CORPORATION, to be held on Monday, February 5, 2001, at 10:00 a.m., at the Company's offices, 411 E. Plumeria Drive, San Jose, California, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR ELECTION AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                  SIDE

|X| Please mark votes as
    in this example.

                            CONTINUED FROM OTHER SIDE
--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTOR

      Election of E. Thomas Hart to serve as director for a three-year term.

      |_| FOR   |_| WITHHELD

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001

      |_| FOR   |_| AGAINST   |_| ABSTAIN

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made, they will be voted FOR items 1 and 2 and at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or continuation thereof.

     |_| MARK HERE FOR ADDRESS CHANGE           |_| MARK HERE IF YOU PLAN TO
         AND NOTE AT LEFT                           ATTEND THE MEETING

NOTE: Please sign exactly as the name or names appear on stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their positions when signing.

Please sign, date and return properly in the accompanying envelope.


___________________________________             ________________________________
Signature                                       Date


___________________________________             ________________________________
Signature                                       Date